Exhibit 99.1

Execution Version

NON-BINDING TERM SHEET

September 11, 2023

The following non-binding term sheet (“Term Sheet”) outlines, in addition to the other matters described herein, the proposed terms of (A) the declaration of Scilex as the winning bidder for the purchase of the Securities Transfer (as defined below) pursuant to the Winning Bid (as defined below), and either (B) the closing of the Winning Bid pursuant to Option 1 below, or (C) the closing of the Winning Bid Pursuant to Option 2 below, including: (i) the assumption by Scilex Holding Company (“Scilex”), of all rights and obligations of the Borrowers under and as defined in that certain Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement, by and among Oramed Pharmaceuticals, Inc. (“Oramed”), on the one hand, and Sorrento Therapeutics, Inc. (“Sorrento”) and Scintilla Pharmaceuticals, Inc. (together with Sorrento, the “DIP Borrowers” or the “Debtors”, and together with Scilex and Oramed, the “Parties”, and individually, a “Party”), on the other, dated as of August 8, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Senior DIP Loan Agreement”); (ii) the amendment of the Senior DIP Loan Agreement pursuant to the terms herein; (iii) the conditional termination of Sorrento’s and Oramed’s rights and obligations under that certain Stock Purchase Agreement between them, dated as of August 7, 2023 (as amended, the “SPA”), as further summarized herein, and (iv) the acquisition by Scilex of the Transfer Securities.

This Term Sheet is for discussion purposes only and (other than the section entitled “Equity Lines of Credit” which is intended by the Parties hereto to be legally binding from and after the execution of this Term Sheet) is not a legally binding agreement. Neither this Term Sheet nor any course of conduct by any Party before or after the date hereof will give rise to any obligation of any Party to (a) continue discussions or negotiations related to, or consummate, any transaction with respect to the subject matter hereof or (b) execute and deliver any definitive agreements related thereto. Each Party’s obligation to enter into one or more definitive transaction agreements with respect to the subject matter hereof, including any amendment of the Senior DIP Loan Agreement (a “Definitive Agreement”) is subject to, among other things, the review and approval of the transaction by its respective board of directors and the Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Parties will each have the right to terminate negotiations relating to the subject matter hereof at any time prior to the execution of a Definitive Agreement. Such termination will not result in any liability to any Party.

SUMMARY OF PROPOSED TRANSACTIONS
General Structure

Subject to the terms and conditions herein (the “Proposed Transactions”):

1.     Promptly following the execution of this Term Sheet, the Senior Debt Term Sheet (as defined below) and approval of this Term Sheet by the Bankruptcy Court, Scilex shall be declared by Sorrento and the Bankruptcy Court the winning bidder for the purchase of the Securities Transfer for an aggregate purchase price to be payable as follows (the “Winning Bid”)[1]:

a.   $110 million, which shall be paid as follows: (x) the Advance Payment (as defined below), (y) $100 million on the closing of the Securities Transfer pursuant to the Winning Bid (“Closing”); provided, that if the Closing occurs pursuant to Option 2 (as defined below), such $100 million shall be satisfied by the DIP Assumption (as defined below), and (z) $5 million in cash which shall be paid at Closing (the “Closing Cash Payment”); plus

b.   Scilex will assume all of the obligations of Sorrento to Paul Hastings LLP for legal fees and expenses reflected in Paul Hastings’ proof of claim #238 in the Bankruptcy Case in the amount of approximately $12.25 million (the “Legal Fee Assumption”); plus

c.   Scilex will credit bid all amounts owed to Scilex under that certain Junior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement, dated as of July 28, 2023, between Scilex and the DIP Borrowers (the “Junior DIP Credit Bid”).

2.     While Hudson Bay has stated that it does not see a path toward Scilex satisfying the closing conditions in the SPA with Hudson Bay, Scilex believes that Hudson Bay remains committed to fund $115 million to Scilex in connection with its Winning Bid as reflected by the definitive documentation between Scilex and Hudson Bay at Docket No. 1239 in the Bankruptcy Case (the “Hudson Bay Documents”). Scilex will use commercially reasonable efforts to cause Hudson Bay to close. Scilex shall offer Hudson Bay both (a) the opportunity to close the transaction provided Hudson Bay, on or before September 12, 2023, both confirms its intention to close and subjects itself to Bankruptcy Court resolution of any alleged failure of a closing condition or condition (the “HB Commitment”) or (b) the opportunity to abandon the transaction without any further liability provided Hudson Bay, on or before September 12, 2023, confirms that it will refund Scilex’s $8.5 million deposit within one business day or otherwise reaches agreement with Scilex on terms of abandonment. Thereafter:

[1]	The stock purchase agreement with respect to the Winning Bid shall be substantially in the form of the Stock Purchase Agreement filed by Scilex at Docket No. 1239 in the Bankruptcy Case, with such changes as are necessary to reflect the terms reflected herein, including the purchase price reflected herein, and such other changes as are negotiated between Sorrento and Scilex after the date hereof.

a.   If Hudson Bay provides the HB Commitment and thereafter funds its commitments in full under the Hudson Bay Documents, then Scilex shall consummate the Proposed Transactions and Securities Transfer (as defined below) using the proceeds of such funding rather than the DIP Assumption,[2] and the transactions set forth under Option 2 below shall not be consummated (except to the extent expressly applicable to Option 1 as set forth below) (“Option 1”); and

b.   If Hudson Bay fails to timely provide the HB Commitment or timely provides the HB Commitment but fails to fund its commitments in full under the Hudson Bay Documents in a timely manner (a “Hudson Bay Failure”), all claims against Hudson Bay with respect to any Hudson Bay Failure shall be preserved, and the Parties shall instead proceed with Option 2 defined below.

3.   If Hudson Bay abandons the transaction, does not timely provide the HB Commitment or if a Hudson Bay Failure has occurred, then, subject to the terms and conditions herein, the parties hereto shall consummate the following transactions (such transactions, “Option 2”, it being understood and agreed that the remaining terms of this Term Sheet shall apply solely to Option 2 unless otherwise specified):

•      In exchange for the Scilex Consideration (as defined below), Sorrento shall transfer to Scilex or its designee (which may be a wholly owned subsidiary of Scilex) (i) all of Scilex’s common stock owned by any of the Borrowers (other than shares of Scilex’s common stock held in abeyance by the Borrowers on behalf of certain warrantholders of Sorrento) (the “Common Transfer Shares”), (ii) all of Scilex’s preferred stock owned by any of the Borrowers (the “Preferred Transfer Shares”)[3] and (iii) all of the warrants for the purchase of shares of Scilex common stock owned by any of Borrowers (the “Transfer Warrants”, and together with the Common Transfer Shares and the Preferred Transfer Shares, the “Transfer Securities”), (collectively, the “Securities Transfer”);

•      In exchange for and in consideration of the Securities Transfer, Scilex will satisfy the Winning Bid as follows (the “Scilex Consideration”):

o      Scilex shall assume, and the Borrowers shall assign and upon effectiveness of the DIP Assumption, the Borrowers shall be irrevocably and fully released from all of the Borrowers’ rights and obligations under the Senior DIP Loan Agreement and Oramed shall consent to same (the “DIP Assumption”); the terms of which shall (with effect from the effectiveness of the DIP Assumption) be amended to (collectively, with the related documents to memorialize the terms below, the “DIP Amendment”) (w) reflect the terms set forth in this Term Sheet, (x) to reflect terms to be negotiated to be based substantially on the definitive documentation between Scilex and Hudson Bay at Docket No. 1239 (the “HB Documents”) in the Bankruptcy Case (provided that the Loan (as defined below) shall not include a convertible feature), as modified by the terms set forth in the senior secured debt term sheet to be entered into by Scilex and Oramed and presented at mediation and attached hereto as Exhibit A (the “Senior Debt Term Sheet”, and together with this Term Sheet, the “Option 2 Term Sheets”) and (y) to reflect the fact that, as-assumed, such obligations shall not constitute a debtor-in-possession credit facility (the debt obligations of Scilex to Oramed following such assumption and amendments, the “Loan”);

o      In connection with both Option 1 and Option 2, the Legal Fee Assumption;

o      In connection with both Option 1 and Option 2, Scilex will make the Junior DIP Credit Bid;

o      In connection with both Option 1 and Option 2, Scilex shall pay to Sorrento $5.0 million in cash within 2 business days after a court order approving the Option 2 Term Sheets and approving Scilex as the winning bidder is entered by the Bankruptcy Court, which amount shall be treated as an advance payment of purchase price consideration to be paid on the Closing Date for the Securities Transfer (the “Advance Payment”);

o      In connection with either Option 1 or Option 2, Scilex shall pay the Closing Cash Payment to Sorrento at Closing.

[2]	For avoidance of doubt, the proceeds of the consummation of the Proposed Transactions under Option 1 shall be used by the Debtors to first satisfy the obligations under the Senior DIP Loan Agreement and Final DIP Order at Docket No. 1184.

[3]	Scilex will hold the preferred stock in a bankruptcy-remote entity (“BRE”) reasonably satisfactory to Oramed that will allow Oramed to recover the preferred stock as collateral for the Loan upon events of default on the Loan after any notice and applicable opportunity to cure through an exercise of secured creditor remedies. The equity of the BRE shall be pledged as collateral to Oramed to secure repayment of the Loan.

2

Oramed shall not be released from its obligations under the SPA until the Closing of the Proposed Transactions. Upon Closing of Proposed Transactions, Oramed and Sorrento shall terminate the SPA, including all rights and obligations of the Parties thereunder, and the Parties thereto will release any and all claims they may have against one another, including a release by Oramed of any claims to any breakup fee or expense reimbursement in connection therewith, which termination and waiver shall be effective as of the satisfaction of the applicable conditions precedent below (the “Oramed SPA Termination”).
Timeline

•      Hearing to Approve (i) Proposed Transactions, (ii) Oramed SPA Termination, (iii) Option 2 Term Sheets, and (iv) Winning Bid: September 11, 2023 (subject to court availability)

•      Finalization of Definitive Documentation and the DIP Amendment:[4] Prior to Closing

•      Closing of DIP Assumption pursuant to Option 2: Immediately prior to Closing pursuant to Option 2

•      Closing: September 19, 2023

Conditions Precedent

The following shall be conditions precedent to the Oramed SPA Termination:

•    the Bankruptcy Court shall have entered an order in the Debtors’ bankruptcy case (the “Bankruptcy Cases”) (i) approving the Oramed SPA Termination, and (ii) providing a release of Oramed and its affiliates by the Debtors and Scilex in connection with all matters relating to the SPA and the Bankruptcy Cases, which release shall be effective upon Closing; and

•      approval of the Oramed SPA Termination by the Board of Directors of Oramed.

The following shall be conditions precedent to the Proposed Transactions:

•    the Bankruptcy Court shall have entered an order (i) approving the Proposed Transactions, (ii) if Option 2 is to be consummated, providing (x) a release of Oramed and its affiliates by the Debtors and Scilex of all claims to the maximum extent permitted by law, (y) a release of Scilex and its affiliates by Oramed, other than Scilex’s obligations under the DIP Amendment, the Proposed Transactions, the Loan and all Loan documents and (z) Debtors’ providing a release of Scilex, Scilex, Inc., Scilex Pharmaceuticals Inc., Semnur Pharmaceuticals, Inc., SCLX Stock Acquisition JV LLC, the BRE, and the directors and officers of each of the foregoing (the foregoing, collectively, the “Scilex Released Parties”) relating to the negotiation of this transaction or as a result of this transaction (including, without limitation, the DIP Amendment and collateral securing the Loan), and (iii) if Option 1 is to be consummated, the Debtors’ providing a release of the Scilex Released Parties relating to the negotiation of this transaction or as a result of this transaction;

•      approval of the Proposed Transactions by the Board of Directors of Scilex;

•      if Option 1 or Option 2 is to be consummated, the Bankruptcy Court shall have entered an order extending the existing lock-up on all shares of Common Stock owned by Sorrento shareholders that were issued in January 2023 as part of Sorrento’s dividend of Shares of Common Stock to its stockholders (approximately 76.0 million shares) to March 31, 2024.

[4]	Disputes regarding definitive documentation of the DIP Amendment that are not expressly set forth in the Option 2 Term Sheets will be decided by the Bankruptcy Court based on the Option 2 Term Sheets and the HB Documents after parties in interest have had the opportunity to be heard.

3

The following shall be conditions precedent to the DIP Assumption under Option 2 (in addition to the conditions precedent for the Proposed Transactions):

•      the perfection of Oramed’s first priority security interest in all collateral under the Loan, as amended pursuant to the DIP Amendment; provided, that to the extent any collateral cannot be perfected on the Closing Date (x) by the filing of a financing statement under the Uniform Commercial Code, (y) by the delivery of stock certificates and related transfer instruments executed in blank of Scilex’s wholly-owned subsidiaries, or (z) by the filing of customary intellectual property security agreements with the United States Patent and Trademark Office or the United States Copyright Office, then the perfection of the security interest in such collateral shall not constitute a condition precedent to the Closing Date, but instead such security interest shall be required to be perfected within thirty (30) days of the Closing Date;

•      the execution of the definitive documents to memorialize and implement the DIP Amendment in form and substance reasonably acceptable to Oramed and Scilex consistent with the Option 2 Term Sheets; and

•      approval of the DIP Assumption by the Board of Directors of Oramed.

The date on which the foregoing conditions shall have been satisfied or waived and the transactions under Option 2 shall be consummated is herein referred to as the “Closing Date”.

The Bankruptcy Court order approving this Term Sheet will include a decretal paragraph providing that, upon the Closing, the Stockholder Agreement, dated as of September 12, 2022, by and among Scilex Holding Company (f/k/a Vickers Vantage Corp. I) and Sorrento Therapeutics, Inc., is deemed terminated and of no further force or effect. For the avoidance of doubt, if the Proposed Transactions are not consummated, the Stockholder Agreement shall remain in full force and effect.

Equity Lines of Credit

For all purposes of the SPA, with effect from the date of this Term Sheet, each of Oramed and Sorrento hereby irrevocably waives (i) any failure to satisfy a closing condition set forth in Article 6 of the SPA, to the extent such failure directly results solely from the Use of the ELOCs or the Other Permitted Financings (as defined below), and (ii) any termination event or right of termination under Article 7 of the SPA which is triggered or becomes exercisable solely as a direct result of the Use of the ELOCs or the Other Permitted Financings, or the execution of the Option 2 Term Sheets or the Definitive Agreements (clauses (i) and (ii), collectively, the “SPA Waivers”).

In reliance on the SPA Waivers and notwithstanding any other agreement among the parties hereto (including, without limitation, any restrictions under the SPA), Sorrento and Oramed hereby consent to (i) Scilex utilizing the standby equity purchase agreement entered into between the Company and YA II PN, Ltd., dated November 17, 2022, as amended by an amended and restated standby equity purchase agreement on February 8, 2023 (the “YA ELOC”) and/or the Standby Equity Purchase Agreement dated January 8, 2023 with B. Riley Principal Capital II (the “B. Riley Equity Line of Credit”, and together with the YA ELOC, the “Equity Lines of Credit” and such utilization the “Use of the ELOCs”), and (ii) any equity financing, as well as any debt financing that would constitute permitted indebtedness under the DIP Amendment as described in the Senior Debt Term Sheet (including, for the avoidance of doubt, the B. Riley Indebtedness (as defined in the Senior Debt Term Sheet) and other subordinated indebtedness subject to the cap and conditions set forth in the Senior Debt Term Sheet) (collectively, the “Other Permitted Financings”).

THE PARTIES ACKNOWLEDGE AND AGREE THAT (A) THE DEFINITIVE AGREEMENTS WILL CONTAIN ADDITIONAL TERMS AND CONDITIONS (INCLUDING THOSE CUSTOMARY IN AGREEMENTS OF THIS NATURE) MUTUALLY AGREED UPON BY BOTH PARTIES, (B) PRIOR TO THE EXECUTION OF THE DEFINITIVE AGREEMENTS THE PARTIES WILL NEED TO AGREE TO, AND HAVE AUTHORIZED REPRESENTATIVES APPROVE, THE TERMS AND CONDITIONS OF THE DEFINITIVE AGREEMENTS AND (C) THAT NO PARTY IS OBLIGATED TO ENTER INTO THE DEFINITIVE AGREEMENTS.

4

SCILEX HOLDING COMPANY
By:	/s/ Stephen Ma
Name:	Stephen Ma
Title:	Chief Accounting Officer

ORAMED PHARMACEUTICALS, INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	Chief Executive Officer

By:	/s/ Josh Hexter
Name:	Josh Hexter
Title:	Chief Operating Officer
SORRENTO THERAPEUTICS INC.
By:	/s/ Mohsin Y. Meghji
Name:	Mohsin Y. Meghji
Title:	Chief Restructuring Officer

CONSENTING PARTIES:

OFFICIAL COMMITTEE OF UNSECURED CREDITORS
By:	/s/ Mark Shinderman
Name:	Mark Shinderman
MILBANK LLP Counsel for Official Committee of Unsecured Creditors

Official Committee of Equity Securities Holders
By:	/s/ Andrew K. Glenn
Name:	Andrew K. Glenn
GLENN AGRE BERGMAN & FUENTES Counsel for Official Committee of Equity Securities Holders

5

Exhibit A

Senior Debt Term Sheet